Exhibit 4.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE WARRANT REPRESENTED BY THIS CERTIFICATE OR THE UNDERLYING SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

PUMA BIOTECHNOLOGY, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

No. CS-A[__]	Dated: October 4, 2011

THIS CERTIFIES THAT, for value received, [INVESTOR], with its principal address at [            ], or its assigns (the “Holder”), is entitled to subscribe for and purchase from PUMA BIOTECHNOLOGY, INC., a Delaware corporation (the “Company”), the Warrant Shares (as defined below) at a price per share equal to the Exercise Price, on the terms and subject to the conditions contained herein only if a Triggering Event occurs. This warrant (this “Warrant”) is one of a series of warrants of like tenor originally issued by the Company pursuant to that certain Securities Purchase Agreement, dated October 4, 2011, by and among the Company and the persons listed on Schedule I attached thereto (the “Purchase Agreement”).

1. DEFINITIONS. The following terms, as used herein, have the following meanings:

“Acquisition” means any sale, assignment, transfer or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, merger, or sale of outstanding equity securities of the Company by the holders thereof, where the holders of the Company’s outstanding voting equity securities as of immediately before such transaction beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity as of immediately after such transaction.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock.

“Exercise Price” means $0.01 per share of Common Stock, as adjusted for any subsequent stock splits, combinations, reorganizations or similar transactions.

“Expiration Date” means the earlier of (a) the date which is 10 business days after the date on which the Holder receives written notice from the Company pursuant to Section 2.5 below of the occurrence of a Listing Event that has not been preceded by a Triggering Event, and (b) the 5:00 p.m. Pacific Daylight Savings Time, October 4, 2021.

“Listing Event” a Listing Event shall be deemed to have occurred upon the later to occur of (i) the date that the Company’s Common Stock is first listed for quotation on any over-the-counter market (including, without limitation, the OTCBB, OTCQX or the Pink Sheets) or listed for quotation on any national securities exchange or trading system, and (ii) the closing of the PIPE (as defined in the Purchase Agreement).

“Trading Day” means a day on which the Company’s Common Stock is traded on any over-the-counter market (including, without limitation, the OTCBB, OTCQX or the Pink Sheets) or listed for quotation on any national securities exchange or trading system.

“Triggering Event” a Triggering Event shall be deemed to have occurred if, after the date of this Warrant, but on or prior to the date of a Listing Event, the Company shall (i) issue or sell any shares of Common Stock for a consideration per share (the “Sale Price”) less than $3.75 (as adjusted for any subsequent stock splits, combinations, reorganizations or similar transactions), or (ii) issue or sell Convertible Securities with a per share conversion, exercise or exchange price (“Conversion Price”) less than $3.75 (as adjusted for any subsequent stock splits, combinations, reorganizations or similar transactions). For purposes of determining the occurrence of a Triggering Event, none of the following issuances shall be considered the issuance or sale of Common Stock or Convertible Security:

•

The issuance of Common Stock upon the conversion of any then-outstanding Convertible Securities; provided, however, that this exception shall not apply to the issuance or sale of the Convertible Securities themselves, as provided in clause (ii) above.

•	The issuance of any Common Stock or Convertible Securities as a dividend on the Company’s stock;

•

The issuance of up to 3,529,412 (as adjusted for any subsequent stock splits, combinations, reorganizations or similar transactions ) shares of Common Stock (or options to purchase shares of Common Stock) to employees, directors or consultants of the Company under the Company’s 2011 Incentive Award Plan; and

•

The issuance of shares of Common Stock or Convertible Securities to lenders, financial institutions, equipment lessors, or real estate lessors to the Company in connection with a bona fide borrowing or leasing transaction (and expressly excluding any equity financing transactions) approved by the Company’s Board of Directors.

“Warrant Shares” shall mean the number of shares of Common Stock calculated as the difference between (y) the number of shares of Common Stock calculated by dividing (1) [$insert aggregate purchase price] by (2) the lowest Sale Price or Conversion Price associated with any Triggering Event occurring after the date hereof and prior to the Listing Event (and rounding down to the nearest whole share), and (z) [number of shares purchased in offering] (as adjusted for any subsequent stock splits, combinations, reorganizations or similar transactions).

2. EXERCISE AND DURATION.

2.1 The Holder may exercise this Warrant in whole and not in part, on any business day, for all of the Warrant Shares purchasable hereunder, from and after the first business day following a Triggering Event to and including the Expiration Date. Upon the occurrence of any Triggering Event, the Company will promptly notify Holder at the address set forth in the Company’s records that such Triggering Event has occurred.

2.2 This Warrant shall be exercisable only by (i) the delivery to the Company at its address listed on the signature page (or at such other address as it may designate by notice in writing to the Holder) of this Warrant together with an executed Notice of Exercise in the form attached hereto, and (ii) payment of the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds (either in cash or by check), or by cancellation of indebtedness.

(b) Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Warrant Shares is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the exercise date; provided, however, that if there is no public market for the Company’s Common Stock on the exercise date, then the value of “A” shall be equal to the then fair market value of a share of Company Common Stock as determined in good faith by the Company’s Board of Directors.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

2.3 Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Common Stock so purchased, registered in the name of the Holder (or nominee of the Holder) or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

2.4 The person in whose name any certificate or certificates for shares of Common Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.5 No later than two business days after the occurrence of a Listing Event, the Company shall deliver to the Holder written notice of the occurrence of such Listing Event.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Common Stock. The Company covenants and agrees that all Common Stock that may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times, until the rights under this Warrant are no longer exercisable, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the period at which the rights under this Warrant are exercisable, the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. The Company will not increase the par value of the Common Stock in excess of the Exercise Price for the Warrant.

3.3 Acquisition. Upon the closing of any Acquisition, the surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of shares of Common Stock in connection with such Acquisition, at an aggregate exercise price equal to the aggregate Exercise Price in effect as of immediately prior to such closing.

4. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The Warrant may be transferred only in whole, and not in part. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

6. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

7. AMENDMENT; TERMINATION. This Warrant may be terminated, and any term of this Warrant may be amended or waived, with the written consent of the Company and the holder of the Warrant. If a Triggering Event shall not have occurred on or prior to the date of a Listing Event, this Warrant shall automatically terminate and shall be of no further force and effect on the Expiration Date.

8. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at the addresses set forth on the first page of this Warrant or at such other addresses as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

9. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

10. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer on the date set forth on the face of this Warrant.

Puma Biotechnology, Inc.

By:
Name:	Alan H. Auerbach
Title:	President and Chief Executive Officer

Address:	10940 Wilshire Boulevard, Suite 600 Los Angeles, California 90024

[Signature Page to Warrant]

NOTICE OF EXERCISE

TO: Puma Biotechnology, Inc.

(1) ☐ The undersigned hereby elects to purchase              shares of Common Stock of Puma Biotechnology, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      ☐ The undersigned hereby elects to purchase              shares of the Common Stock of the Company pursuant to the terms of the cashless exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	__________

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.